Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2019 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., October 31, 2019 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the third quarter of 2019, which ended September 30, 2019, and discussed recent business developments.

Total revenue for the third quarter was $35.4 million compared to $23.9 million in the third quarter last year. Third quarter net loss was $2.3 million compared to a net loss of $6.5 million in the third quarter of 2018. Net loss per share for the third quarter was $0.09 compared to a net loss per share of $0.27 in the third quarter last year.

Adjusted EBITDA for the third quarter was $1.4 million compared to $(2.7) million in the third quarter of 2018. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Highlights and Recent Business Developments

•	Product revenue grew 50% to $35.0 million
•	Gross profit quintupled year-over-year to $7.7 million
•	Adjusted EBITDA increased by $4.1 million to positive $1.4 million
•	Won U.S. Court of Appeals validity case against Chinese infringers

“Third quarter total revenue growth of 48% was driven by strong demand in our core North American petrochemical and refinery markets and continued shipments to the PTT LNG Nong Fab receiving terminal project. As a result of this strong growth, we experienced exceptional improvement in gross margin, net loss and Adjusted EBITDA versus the third quarter of 2018,” said Don Young, President and CEO of Aspen Aerogels.

“We remain laser focused on improving our profitability. We expect to deliver record product revenue during the fourth quarter driven by continued strength in our core U.S. markets and a significant backlog of project work, particularly in the LNG market. We also project that our ongoing initiatives to reduce raw material costs will help to sustain recent gross margin improvements during the period. As a result, we expect to again deliver year-over-year improvements in both gross profit and Adjusted EBITDA during the fourth quarter,” continued Mr. Young.

“We also made good progress on our strategic initiative to leverage our aerogel technology platform to develop breakout opportunities in new markets. We are continuing to explore the role our aerogel technology platform may play in the battery materials market with prospective battery industry partners and to work closely with BASF to develop a line of next-generation, high-performance products for the building materials market. In addition, our recent success at the U.S. Court of Appeals, along with our prior wins in the German courts, reinforces the strength of our patent portfolio supporting these new business activities,” concluded Mr. Young.

2019 Financial Outlook

Aspen Aerogels updates its 2019 full year outlook as follows:

•	Total revenue is expected to range between $130.0 million and $134.0 million, revised from prior guidance of between $126.0 million and $134.0 million.
•	Net loss is expected to range between $14.5 million and $15.5 million, revised from prior guidance of between $12.8 million and $14.4 million.
•	Adjusted EBITDA is expected to range between $(1.0) million and $0.0 million, revised from prior guidance of between $0.0 million and $1.6 million.
•	Net loss per share is expected to range between $0.60 and $0.64, revised from prior guidance of between $0.53 and $0.60.

Our updated 2019 outlook assumes depreciation and amortization of $10.2 million, stock-based compensation expense of $3.9 million, interest expense of $0.4 million, and weighted average shares outstanding of 24.1 million for the full year. In addition, our updated 2019 outlook reflects $0.8 million of expected costs and expenses associated with our ongoing patent enforcement efforts.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2019 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2019 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss third quarter results and recent business developments will be held at 5:00 pm EDT on October 31, 2019. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-287-0799 (toll free, U.S. & Canada only) or +1 647-689-4458 (international) and reference conference ID “9798716” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to shape their own strategies around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2019 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2019 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, backlog, costs, expenses, profitability, gross margins, Adjusted EBITDA, GAAP EPS, cash balances and related variations, improvements or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, LNG, subsea, core, adjacent, U.S., North American, Asian, European, South American or other markets and the impact of these trends on Aspen Aerogels’ business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects, including the PTT LNG Nong Fab Terminal project, and their impact on Aspen Aerogels’ business; beliefs about the impact of pricing actions, cost reduction initiatives and the economics of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ strategic initiatives and implementation; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for joint development activities to create new product and market opportunities in the building materials and other markets; beliefs about the potential to develop new market opportunities from Aspen Aerogel’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, including in the battery materials market; beliefs about the role of our technology and partnership opportunities in the battery materials market; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; beliefs about the strength of Aspen Aerogels patent portfolio; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; beliefs about the productivity, efficiency or output of Aspen Aerogels’ manufacturing operations; beliefs about raw materials costs and availability; beliefs about the Aspen Aerogel’s ability to fund its capacity expansion plans including in the East Providence manufacturing facility; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, LNG, core, adjacent, U.S., North American, Asian, European, South American or other markets; any failure to increase project-based demand in the subsea, LNG or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected price increases or average selling prices for Aspen Aerogels’ products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to mitigate the impact of any significant increase in the cost of raw materials, utilities or other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ new business, capacity expansion, technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,195	$3,327
Accounts receivable, net	24,362	25,565
Inventories	13,459	7,318
Prepaid expenses and other current assets	1,512	1,041
Total current assets	40,528	37,251
Property, plant and equipment, net	55,163	61,699
Operating lease right-of-use assets	4,277	—
Other long-term assets	86	73
Total assets	$100,054	$99,023
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,097	$12,392
Accrued expenses	4,539	3,864
Revolving line of credit	4,863	4,181
Deferred revenue	6,149	2,629
Operating lease liabilities	1,051	—
Total current liabilities	25,699	23,066
Deferred rent	—	1,218
Prepayment liability	9,820	4,485
Deferred revenue long-term	915	—
Operating lease liabilities long-term	4,554	—
Total liabilities	40,988	28,769
Stockholders’ equity:
Total stockholders’ equity	59,066	70,254
Total liabilities and stockholders’ equity	$100,054	$99,023

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product	$35,046	$23,342	$90,739	$66,978
Research services	379	595	2,131	1,704
Total revenue	35,425	23,937	92,870	68,682
Cost of revenue:
Product	27,510	22,154	76,703	60,853
Research services	173	254	1,193	746
Gross profit	7,742	1,529	14,974	7,083
Operating expenses:
Research and development	2,046	1,384	5,842	4,627
Sales and marketing	3,992	3,061	11,012	10,281
General and administrative	3,857	3,453	11,449	12,149
Total operating expenses	9,895	7,898	28,303	27,057
Loss from operations	(2,153)	(6,369)	(13,329)	(19,974)
Interest expense, net	(136)	(163)	(280)	(358)
Total interest expense, net	(136)	(163)	(280)	(358)
Net loss	$(2,289)	$(6,532)	$(13,609)	$(20,332)
Net loss per share:
Basic and diluted	$(0.09)	$(0.27)	$(0.57)	$(0.86)
Weighted-average common shares outstanding:
Basic and diluted	24,171,811	23,808,703	24,074,565	23,707,245

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(amounts in thousands)

Product shipments in square feet	10,360	7,791	27,466	22,685

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated October 31, 2019 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In thousands)
Net loss	$(2,289)	$(6,532)	$(13,609)	$(20,332)
Depreciation and amortization	2,554	2,573	7,651	8,259
Stock-based compensation	1,011	1,128	2,885	3,414
Interest expense, net	136	163	280	358
Adjusted EBITDA	$1,412	$(2,668)	$(2,793)	$(8,301)

For the 2019 full year financial outlook:

	Year Ending
	December 31, 2019
	Low	High
	(amounts in thousands)
Net loss	$(15,500)	$(14,500)
Depreciation and amortization	10,200	10,200
Stock-based compensation	3,900	3,900
Interest expense, net	400	400
Adjusted EBITDA	$(1,000)	$—